Exhibit G

While the  Company  does not file its  annual  report  under Sections  13 or 15(d)  of the  Securities  Exchange  Act of  1934,  as  amended, pursuant to Rule 30d-1 under the 1940 Act, it prepared and furnished its audited financial statements for the fiscal year ended December 31, 2006 to its Shareholders within 60 days following such fiscal year end.  Pursuant to Rule 30b2-1 under the 1940 Act, the Company  filed such audited  financial  statements with the  Securities and Exchange  Commission on March 9, 2007, which are incorporated herein by reference.